Exhibit 15.2

9/F, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue., Dongcheng District
Beijing 100738, PRC
Tel: +86 10 8525 5500 Fax: +86 10 8525 5511 / 8525 5522
Beijing • Shanghai • Shenzhen • Hong Kong • Haikou • Wuhan • Singapore • New York
www.hankunlaw.com

Consent of Han Kun Law Offices

To:

KE Holdings Inc.

Oriental Electronic Technology Building

No. 2 Chuangye Road

Haidian District, Beijing 100086

People’s Republic of China

Date: April 17, 2025

Dear Sirs,

We hereby consent to the reference of our name under the headings “Item 3. Key Information—Our Holding Company Structure and the VIE Contractual Arrangements,” “Item 3. Key Information—Permissions Required from the PRC Authorities for Our Operations,” “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with the VIEs and Their Shareholders,” “Item 6. Directors, Senior Management and Employees—E. Share Ownership—Enforceability of Civil Liabilities” and “Item 10. Additional Information—E. Taxation” in KE Holdings Inc.’s Annual Report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2025, and further consent to the incorporation by reference in KE Holdings Inc.’s Registration Statements on Form S-8 (File No. 333-254262 and 333-273495) and Form F-3 (File No. 333-264782) of the summary of our opinion under the headings “Item 3. Key Information—Our Holding Company Structure and the VIE Contractual Arrangements,” “Item 3. Key Information—Permissions Required from the PRC Authorities for Our Operations,” “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with the VIEs and Their Shareholders,” “Item 6. Directors, Senior Management and Employees—E. Share Ownership—Enforceability of Civil Liabilities” and “Item 10. Additional Information—E. Taxation” in this Annual Report. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,
/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES